                                                                     EXHIBIT 4.7




                            PARKER DRILLING COMPANY,

                                    Issuer,

                                      and

                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION,



                                    Trustee





                                   INDENTURE




                        Dated as of _____________, 1997





                 ____% Convertible Subordinated Notes due 2004

                               TABLE OF CONTENTS

                                                                                                              Page
                                               ARTICLE I
                                DEFINITIONS AND INCORPORATION BY REFERENCE  . . . . . . . . . . . . . . . . .   1
SECTION 1.1.  Definitions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
SECTION 1.2.  Incorporation by Reference of TIA.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
SECTION 1.3.  Rules of Construction.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9

                                               ARTICLE II
                                              THE SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 2.1.  Form and Dating.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 2.2.  Execution and Authentication.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SECTION 2.3.  Registrar and Paying Agent.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
SECTION 2.4.  Paying Agent to Hold Assets in Trust.   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 2.5.  Securityholder Lists.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 2.6.  Transfer and Exchange.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
SECTION 2.7.  Replacement Securities.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 2.8.  Outstanding Securities.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
SECTION 2.9.  Treasury Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 2.10.  Temporary Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 2.11.  Cancellation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
SECTION 2.12.  Defaulted Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

                                              ARTICLE III
                                                REDEMPTION  . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 3.1.  Right of Redemption.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 3.2.  Notices to Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 3.3.  Selection of Securities to Be Redeemed.   . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
SECTION 3.4.  Notice of Redemption.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
SECTION 3.5.  Effect of Notice of Redemption.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 3.6.  Deposit of Redemption Price.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
SECTION 3.7.  Securities Redeemed in Part.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

                                               ARTICLE IV
                                                COVENANTS   . . . . . . . . . . . . . . . . . . . . . . . . .  21
SECTION 4.1.  Payment of Principal and Interest on Securities.  . . . . . . . . . . . . . . . . . . . . . . .  21
SECTION 4.2.  Maintenance of Office or Agency.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
SECTION 4.3.  Corporate Existence.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 4.4.  Payment of Taxes.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 4.5.  [Intentionally omitted.]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
SECTION 4.6.  Compliance Certificate; Notice of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . .  22

SECTION 4.7.  Reports.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 4.8.  [Intentionally omitted.]  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
SECTION 4.9.  Waiver of Stay, Extension or Usury Laws.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

                                               ARTICLE V
                                          SUCCESSOR CORPORATION   . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 5.1.  Limitation on Merger, Sale or Consolidation.  . . . . . . . . . . . . . . . . . . . . . . . . .  24
SECTION 5.2.  Successor Corporation Substituted.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

                                               ARTICLE VI
                                      EVENTS OF DEFAULT AND REMEDIES  . . . . . . . . . . . . . . . . . . . .  25
SECTION 6.1.  Events of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
SECTION 6.2.  Acceleration of Maturity Date; Rescission and Annulment.  . . . . . . . . . . . . . . . . . . .  27
SECTION 6.3.  Collection of Indebtedness and Suits for Enforcement by Trustee.  . . . . . . . . . . . . . . .  28
SECTION 6.4.  Trustee May File Proofs of Claim.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
SECTION 6.5.  Trustee May Enforce Claims Without Possession of Securities.  . . . . . . . . . . . . . . . . .  29
SECTION 6.6.  Priorities.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
SECTION 6.7.  Limitation on Suits.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
SECTION 6.8.  Unconditional Right of Holders to Receive Principal, Premium and Interest.  . . . . . . . . . .  31
SECTION 6.9.     Rights and Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 6.10.  Delay or Omission Not Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 6.11.  Control by Holders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
SECTION 6.12.  Waiver of Past Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 6.13.  Undertaking for Costs .  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
SECTION 6.14.  Restoration of Rights and Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

                                              ARTICLE VII
                                                 TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 7.1.  Duties of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
SECTION 7.2.  Rights of Trustee.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
SECTION 7.3.  Individual Rights of Trustee.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
SECTION 7.4.  Trustee's Disclaimer.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
SECTION 7.5.  Notice of Default.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
SECTION 7.6.  Reports by Trustee to Holders.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
SECTION 7.7.  Compensation and Indemnity.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
SECTION 7.8.  Replacement of Trustee.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
SECTION 7.9.  Successor Trustee by Merger, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 7.10.  Eligibility; Disqualification. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
SECTION 7.11.  Preferential Collection of Claims Against Company  . . . . . . . . . . . . . . . . . . . . . .  39

                                              ARTICLE VIII
                                        SATISFACTION AND DISCHARGE  . . . . . . . . . . . . . . . . . . . . .  40
SECTION 8.1.  Satisfaction and Discharge of Indenture.  . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
SECTION 8.2.  Repayment to the Company.   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

                                               ARTICLE IX
                                   AMENDMENTS, SUPPLEMENTS AND WAIVERS  . . . . . . . . . . . . . . . . . . .  40
SECTION 9.1.  Supplemental Indentures Without Consent of Holders.   . . . . . . . . . . . . . . . . . . . . .  40
SECTION 9.2.  Amendments, Supplemental Indentures and Waivers with Consent of Holders.  . . . . . . . . . . .  41
SECTION 9.3.  Compliance with TIA.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
SECTION 9.4.  Revocation and Effect of Consents.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
SECTION 9.5.  Notation on or Exchange of Securities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
SECTION 9.6.  Trustee to Sign Amendments, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

                                               ARTICLE X
                           RIGHT TO REQUIRE REPURCHASE UPON A CHANGE OF CONTROL . . . . . . . . . . . . . . .  44
SECTION 10.1.  Repurchase of Securities at Option of the Holder Upon a Change of Control  . . . . . . . . . .  44

                                               ARTICLE XI
                                              SUBORDINATION   . . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION 11.1.  Securities Subordinated to Senior Indebtedness . . . . . . . . . . . . . . . . . . . . . . . .  46
SECTION 11.2.  No Payment on Securities in Certain Circumstances .  . . . . . . . . . . . . . . . . . . . . .  46
SECTION 11.3.  Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution,
        Liquidation or Reorganization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
SECTION 11.4.  Securityholders to Be Subrogated to Rights of Holders of Senior Indebtedness . . . . . . . . .  49
SECTION 11.5.  Obligations of the Company Unconditional . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
SECTION 11.6.  Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice .  . . . . . . . . . .  50
SECTION 11.7.  Application by Trustee of Assets Deposited with It . . . . . . . . . . . . . . . . . . . . . .  50
SECTION 11.8.  Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of
        Senior Indebtedness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
SECTION 11.9.  Securityholders Authorize Trustee to Effectuate Subordination of Securities .  . . . . . . . .  51
SECTION 11.10.  Right of Trustee to Hold Senior Indebtedness. . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 11.11.  Article XI Not to Prevent Events of Default . . . . . . . . . . . . . . . . . . . . . . . . .  51
SECTION 11.12.  No Fiduciary Duty of Trustee to Holders of Senior Indebtedness .  . . . . . . . . . . . . . .  52

                                              ARTICLE XII
                                         CONVERSION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . .  52

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
SECTION 12.1.  Conversion Privilege. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 12.2.  Exercise of Conversion Privilege. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
SECTION 12.3.  Fractional Interests. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 12.4.  Conversion Price. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 12.5.  Adjustment of Conversion Price. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
SECTION 12.6.  Continuation of Conversion Privilege in Case of Reclassification, Change, Merger,
        Consolidation or Sale of Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
SECTION 12.7.  Notice of Certain Events. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
SECTION 12.8.  Taxes on Conversion.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
SECTION 12.9.  Company to Provide Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
SECTION 12.10.  Disclaimer of Responsibility for Certain Matters.  . . . . . . . . . . . . . . . . . . . . .  62
SECTION 12.11.  Return of Funds Deposited for Redemption of Converted Securities.  . . . . . . . . . . . . .  62

                                              ARTICLE XIII
                                             MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . . . . .  63
SECTION 13.1.  TIA Controls. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
SECTION 13.2.  Notices.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
SECTION 13.3.  Communications by Holders with Other Holders. . . . . . . . . . . . . . . . . . . . . . . . .  64
SECTION 13.4.  Certificate and Opinion as to Conditions Precedent. . . . . . . . . . . . . . . . . . . . . .  64
SECTION 13.5.  Statements Required in Certificate or Opinion.  . . . . . . . . . . . . . . . . . . . . . . .  65
SECTION 13.6.  Rules by Trustee, Paying Agent, Registrar.  . . . . . . . . . . . . . . . . . . . . . . . . .  65
SECTION 13.7.  Legal Holidays. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
SECTION 13.8.  Governing Law.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  65
SECTION 13.9.  No Adverse Interpretation of Other Agreements.  . . . . . . . . . . . . . . . . . . . . . . .  66
SECTION 13.10. No Recourse Against Others. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
SECTION 13.11. Successors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
SECTION 13.12. Duplicate Originals.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
SECTION 13.13. Severability. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
SECTION 13.14. Table of Contents, Headings, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
SECTION 13.15. Qualification of Indenture. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67

                             CROSS-REFERENCE TABLE

  TIA                                                                                                             Indenture
  Section                                                                                                          Section
  -------                                                                                                          -------
310    (a) (1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.10
       (a) (2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.10
       (a) (3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
       (a) (4)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
       (a) (5)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.10
       (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.8;
                                                                                                                    7.10;
                                                                                                                     14.2
       (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
311    (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.11
       (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.11
       (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
312    (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.5
       (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14.3
       (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14.3
313    (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.6
       (b) (1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
       (b) (2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.6
       (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.6;
                                                                                                                     14.2
       (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.6
314    (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4.6;
                                                                                                                     13.2
       (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
       (c) (1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.2;
                                                                                                                     7.2;
                                                                                                                     14.4
       (c) (2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.2;
                                                                                                                     14.4
       (c) (3)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
       (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
       (e)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14.5
       (f)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
315    (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7.1
       (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.5;
                                                                                                                     7.6;
                                                                                                                     14.2
       (c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7.1(a)

       (d)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2.8;
                                                                                                                    6.11;
                                                                                                               7.1(b) (c)
       (e)6.14
316    (a) (last sentence)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.9
       (a) (1) (A)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.11
       (a) (1) (B)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6.12
       (a) (2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  N.A.
       (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.12;
                                                                                                                      6.7
317    (a) (1)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.3
       (a) (2)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.4
       (b)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2.4
318    (a)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14.1


_________________
N.A. means Not Applicable.
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

         INDENTURE, dated as of _______________, 1997, between PARKER DRILLING COMPANY, a Delaware corporation (the "Company"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, a national banking association, as Trustee.

         Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's ______% Convertible Subordinated Notes due 2004:


                                   ARTICLE I
                   DEFINITIONS AND INCORPORATION BY REFERENCE

         SECTION 1.1.  Definitions.

                 "Acceleration Notice" shall have the meaning specified in
Section 6.2.

                 "Affiliate" means (i) any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, (ii) any spouse, immediate family member, or other relative who has the same principal residence of any person described in clause (i) above, and (iii) any trust in which any person described in clause (i) or (ii) above has a beneficial interest. For purposes of this definition, the term "control" means the power to direct the management and policies of a person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise.

                 "Agent" means any Registrar, Paying Agent or co-Registrar.

                 "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

                 "beneficial owner" for purposes of the definition of Change of Control has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable, except that a "person" shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events.

                 "Board of Directors" means, with respect to any person, the Board of Directors of such person or any committee of the Board of Directors of such person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such person.

                 "Board Resolution" means, with respect to any person, a duly adopted resolution of the Board of Directors of such person.

                 "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in Houston, Texas or New York, New York are authorized or obligated by law or executive order to close.

                 "Capitalized Lease Obligation" means rental obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligations shall be the capitalized amount of such obligations, as determined in accordance with GAAP.

                 "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

                 "Cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

                 "Change of Control" occurs upon the occurrence of any of the following events: (i) upon any merger or consolidation of the Company with or into any person or any sale, transfer or other disposition, whether direct or indirect, of all or substantially all of the assets of the Company, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction, any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors, managers, or trustees, as applicable, of the transferee or surviving entity, (ii) when any "person" or "group" (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the "beneficial owner," directly or indirectly, of more than 50% of the total voting power in the aggregate normally entitled to vote in the election of directors of the Company, (iii) when, during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Company (together with any new directors whose election by such Board or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office, (iv) a sale, transfer or other disposition, whether directly or indirectly, by the Company of all or substantially all of its assets, on a consolidated basis, or (v) the pro rata distribution by the Company to its stockholders of substantially all of its assets.

         For purposes of this definition, the terms "person" and "group" shall have the meanings used for purposes of Rules 13d-3 and 13d-5 of the Exchange Act as in effect on the Issue Date, whether or not applicable.

                 "Code" means the Internal Revenue Code of 1986, as amended.

                 "Common Stock" means the Company's common stock, par value $.16 2/3 per share, or as such stock may be reconstituted from time to time.

                 "Company" means the party named as such in this Indenture until a successor replaces it pursuant to the Indenture, and thereafter means such successor.

                 "Consolidated Net Worth" of any person at any date means the aggregate consolidated stockholders' equity of such person (plus amounts of equity attributable to preferred stock) and its consolidated Subsidiaries, as would be shown on the consolidated balance sheet of such person prepared in accordance with GAAP, adjusted to exclude (to the extent included in calculating such consolidated stockholders' equity), (a) the amount of any such stockholders' equity attributable to Disqualified Capital Stock or treasury stock of such person and its consolidated Subsidiaries and (b) all upward revaluations and other write-ups in the book value of any asset of such person or a consolidated Subsidiary of such person subsequent to the Issue Date.

      "conversion agent" shall have the meaning specified in Section 2.3.

      "Conversion Price" shall have the meaning specified in Section 12.5.

                 "Conversion Shares" shall have the meaning specified in
Section 12.5.

                 "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

                 "Date of Conversion" shall have the meaning specified in
Section 12.2.

                 "Default" means any event or condition that is, or after notice or passage of time or both would be, an Event of Default.

                 "Defaulted Interest" shall have the meaning specified in
Section 2.12.

                 "Definitive Securities" means Securities that are in the form of Security attached hereto as Exhibit A that do not include the information called for by footnotes 1 and 2 thereof.

                 "Depositary" means, with respect to the Securities issuable or issued in whole or in part in global form, the person specified in Section 2.3 as the Depositary with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, "Depositary" shall mean or include such successor.

                 "Disqualified Capital Stock" means (a) except as set forth in
(b), with respect to any person, Capital Stock of such person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time would be, required to be redeemed or repurchased (including at the option of the holder thereof) by such person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Securities and (b) with respect to any Subsidiary of such person (including with respect to any Subsidiary of the Company), any Capital Stock other than any common stock with no preference, privileges, or redemption or repayment provisions.

                 "Distribution Date" shall have the meaning specified in
Section 12.5.

                 "DTC" shall have the meaning specified in Section 2.3.

                 "Event of Default" shall have the meaning specified in Section 6.1.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

                 "Expiration Time" shall have the meaning specified in Section 12.5.

                 "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board ("FASB") or in such other statements by such other entity as approved by a significant segment of the accounting profession which are in effect in the United States; provided, however, that for purposes of determining compliance with covenants in the Indenture, "GAAP" means such generally accepted accounting principles which are in effect as of the date of determination.

                 "Global Security" means a Security that contains the paragraph referred to in footnote 1 and the additional schedule referred to in footnote 2 of the form of Security attached hereto as Exhibit A.

                 "Holder" or "Securityholder" means the person in whose name a Security is registered on the Registrar's books.

                 "Indebtedness" of any person means, without duplication, (a) all liabilities and obligations, contingent or otherwise, of any such person,
(i) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such person or only to a portion thereof), (ii) evidenced by bonds, notes, debentures or similar instruments, (iii) representing the balance deferred and unpaid of the purchase price of any property or services, except such as would constitute trade payables to trade creditors in the ordinary course of business, (iv) evidenced by bankers' acceptances or similar instruments issued or accepted by banks, (v) for the payment of money relating to a Capitalized Lease Obligation, or (vi) evidenced by a letter of credit or a reimbursement obligation of such person with respect to any letter of credit; (b) all net obligations of such person under Interest Swap and Hedging Obligations; (c) all liabilities of others of the kind described in the preceding clause (a) or (b) that such person has guaranteed or that is otherwise its legal liability and all obligations to purchase, redeem or acquire any Capital Stock; and (d) any and all deferrals, renewals, extensions, refinancings, refundings (whether direct or indirect) of any liability of the kind described in any of the preceding clauses (a), (b) or
(c), or this clause (d), whether or not between or among the same parties.

                 "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

                 "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

                 "Interest Swap and Hedging Obligation" means any obligation of any person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such person calculated by applying a fixed or floating rate of interest on the same notional amount.

                 "Issue Date" means the date of first issuance of the Securities under this Indenture.

                 "Junior Security" of any person means any Qualified Capital Stock and any Indebtedness of such person that is subordinated in right of payment to the Securities and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the Securities.

                 "Last Sale Price" shall have the meaning specified in Section 12.3.

                 "Legal Holiday" shall have the meaning specified in Section
13.7.

                 "Lien" means any mortgage, lien, pledge, charge, security interest or other encumbrance of any kind, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement and any lease deemed to constitute a security interest and any option or other agreement to give any security interest).

                 "non-electing share" shall have the meaning specified in
Section 12.6.

                 "Notice of Default" shall have the meaning specified in
Section 6.1(3).

                 "Offer" shall have the meaning specified in Section 12.5.

                 "Officer" means, with respect to the Company, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company.

                 "Officers' Certificate" means, with respect to the Company, a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company and otherwise complying with the requirements of Sections 13.4 and 13.5.

                 "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee and which complies with the requirements of Sections 13.4 and 13.5.

                 "Paying Agent" shall have the meaning specified in Section
2.3.

                 "Payment Blockage Period" shall have the meaning specified in
Section 11.2.

                 "Payment Default" shall have the meaning specified in Section 11.2.

                 "Payment Notice" shall have the meaning specified in Section 11.2.

                 "Person" or "person" means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

                 "principal" of any Indebtedness means the principal of such Indebtedness plus, without duplication, any applicable premium, if any, on such Indebtedness.

                 "property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                 "Purchased Shares" shall have the meaning specified in Section 12.5.

                 "Qualified Capital Stock" means any Capital Stock of the Company that is not Disqualified Capital Stock.

                 "Record Date" means a Record Date specified in the Securities whether or not such Record Date is a Business Day.

                 "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraph 5 in the form of Security.

                 "Redemption Price," when used with respect to any Security to be redeemed, means the redemption price for such redemption pursuant to Paragraph 5 in the form of Security.

                 "Registrar" shall have the meaning specified in Section 2.3.

                 "Repurchase Date" shall have the meaning specified in Section 10.1.

                 "Repurchase Offer" shall have the meaning specified in Section 10.1.

                 "Repurchase Offer Period" shall have the meaning specified in
Section 10.1.

                 "Repurchase Price" shall have the meaning specified in Section 10.1.

                 "Repurchase Put Date" shall have the meaning specified in
Section 10.1.

                 "SEC" means the Securities and Exchange Commission.

                 "Securities" means, collectively, the _____% Convertible Subordinated Notes due 2004, as supplemented from time to time in accordance with the terms hereof, issued under this Indenture.

                 "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                 "Securities Custodian" means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.

                 "Senior Indebtedness" means any Indebtedness of the Company, whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company, unless the instrument creating or evidencing such Indebtedness provides that such Indebtedness is not senior or superior, in right of payment, to the Securities or to other Indebtedness which is pari passu with, or subordinated to, the Securities; provided, however, that in no event shall Senior Indebtedness include (a) Indebtedness of the Company owed or owing to any Subsidiary of the Company or any officer, director or employee of the Company or any Subsidiary of the Company except in respect of deferred compensation in an amount not to exceed $1,000,000 at any one time, (b) Indebtedness to trade creditors or (c) any liability for taxes owed or owing by the Company.

                 "Significant Subsidiary" means any Subsidiary which is a "significant subsidiary" of the Company within the meaning of Rule 1.02(w) of Regulation S-X promulgated by the SEC as in effect on the date of this Indenture.

                 "Special Record Date" for payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 2.12.

                 "Stated Maturity," when used with respect to any Security, means ___________________, 2004.

                 "Subsidiary" with respect to any person, means (i) a corporation a majority of whose Capital Stock with voting power normally entitled to vote in the election of directors is at the time, directly or indirectly, owned by such person, by such person and one or more Subsidiaries of such person or by one or more Subsidiaries of such person, (ii) a partnership in which such person or a Subsidiary of such person is, at the time, a general partner and owns alone or together with one or more Subsidiaries of such person a majority of the partnership interests, or (iii) any other person (other than a corporation) in which such person, one or more Subsidiaries of such person, or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof has at least majority ownership interest.

                 "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the execution of this Indenture.

                 "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the New York Stock Exchange.

                 "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

                 "Trust Officer" means any officer within the corporate trust division (or any successor group) of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

                 "Underwriters" means Donaldson, Lufkin & Jenrette Securities Corporation, Jefferies & Company, Inc., Bear, Stearns & Co. Inc. and Prudential Securities Incorporated.

                 "Underwriting Agreement" means that certain Underwriting Agreement, dated _______________, 1997, by and between the Company and the Underwriters, as such agreement may be amended, modified or supplemented from time to time in accordance with the terms thereof.

                 "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

         SECTION 1.2.  Incorporation by Reference of TIA.

         Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

                 "Commission" means the SEC;

                 "indenture securities" means the Securities;

                 "indenture securityholder" means a Holder or a Securityholder;

                 "indenture to be qualified" means this Indenture;

                 "indenture trustee" or institutional trustee" means the Trustee; and

                 "obligor" on the indenture securities means the Company and any other obligor on the Securities.

         All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

         SECTION 1.3.  Rules of Construction.

         Unless the context otherwise requires:

                 (1)      a term has the meaning assigned to it;

                 (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                 (3)      "or" is not exclusive;

                 (4) words in the singular include the plural, and words in the plural include the singular;

                 (5) provisions apply to successive events and transactions;

                 (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

                 (7) references to Sections or Articles means reference to such Section or Article in this Indenture, unless stated otherwise.


                                   ARTICLE II
                                 THE SECURITIES

         SECTION 2.1.  Form and Dating.

         The Securities and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A hereto, which
Exhibit is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Any such notations, legends or endorsements not contained in the form of Security attached as Exhibit A hereto shall be delivered in writing to the Trustee. Each Security shall be dated the date of its authentication.

         The terms and provisions contained in the forms of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

         SECTION 2.2.  Execution and Authentication.

         Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Security for the Company by manual or facsimile signature. The Company's seal shall be impressed, affixed, imprinted or reproduced on the Securities and may be in facsimile form.

         If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Securities and this Indenture.

         A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

         The Trustee shall authenticate the Securities for original issue in the aggregate principal amount of up to $143,750,000 upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Securities to be authenticated and the date on which the Securities are to be authenticated. The aggregate principal amount of Securities outstanding at any time may not exceed $143,750,000, except as provided in Section 2.7; provided, however, that Securities in excess of $125,000,000 shall not be issued other than pursuant to the over-allotment option granted by the Company to the Underwriters as provided in the Underwriting Agreement. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company, or any of their respective Subsidiaries.

         Securities shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

         SECTION 2.3.  Registrar and Paying Agent.

         The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or for exchange ("Registrar"), where Securities may be presented for conversion ("conversion agent"), where Securities may be presented for payment ("Paying Agent") and where notices and demands to or upon the Company in respect of the Securities may be served. The Company or any Affiliate thereof may act as Registrar or Paying Agent. The Registrar shall keep a register of the Securities and of their transfer and exchange. If the Company or any Affiliate thereof acts as Paying Agent, it shall segregate and hold a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company or any such Affiliate, the Trustee shall act as Paying Agent. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Paying Agent" includes any additional Paying Agent. The Company hereby initially appoints the Trustee as Registrar, conversion agent and Paying Agent, and the Trustee hereby initially agrees so to act.

         The Company shall enter into an appropriate written agency agreement with any Agent not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar, conversion agent or Paying Agent, the Trustee shall act as such.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Securities.

         The Company initially appoints the Trustee to act as Securities Custodian with respect to the Global Securities.

         SECTION 2.4.  Paying Agent to Hold Assets in Trust.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of or premium, if any, or interest on the Securities (whether such assets have been distributed to it by the Company or any other obligor on the Securities), and shall notify the Trustee in writing of any Default in making any such payment. If either of the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company or an Affiliate of the Company) shall have no further liability for such assets.

         SECTION 2.5.  Securityholder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the

Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee reasonably may require of the names and addresses of Holders.

         SECTION 2.6.  Transfer and Exchange.

         (a) Transfer and Exchange of Definitive Securities. When Definitive Securities are presented to the Registrar or a co-Registrar with a request:

                          (x) to register the transfer of such Definitive Securities; or

                          (y) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations;

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

                 (b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an endorsement on the Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased accordingly. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate a new Global Security in the appropriate principal amount.

                 (c) Transfer and Exchange of Global Securities. The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

                 (d) Transfer of a Beneficial Interest in a Global Security for a Definitive Security.

                          (i) Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Security and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest in a Global Security only, and if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification (which may be submitted by facsimile) from such Person to that effect, then the Trustee or the Securities Custodian, at the direction of the Trustee, will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of the Global Security to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate, the Trustee will authenticate and deliver to the transferee a Definitive Security.

                          (ii) Definitive Securities issued in exchange for a beneficial interest in a Global Security pursuant to this Section 2.6(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Definitive Securities to the persons in whose names such Securities are so registered.

                 (e) Restrictions on Transfer and Exchange of Global Securities. Notwithstanding any other provisions of this Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

                 (f) Authentication of Definitive Securities in Absence of Depositary. If at any time:

                          (i) the Depositary for the Securities notifies the Company and the Company notifies the Trustee in writing that the Depositary is no longer willing or able to continue as Depositary for the Global Securities and a successor Depositary for the Global Securities is not appointed by the Company within 90 days after delivery of such notice; or

                          (ii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Securities under this Indenture;

then the Company will execute, and the Trustee, upon receipt of an Officers' Certificate requesting the authentication and delivery of Definitive Securities, will authenticate and deliver Definitive Securities, in an aggregate principal amount equal to the principal amount of the Global Securities, in exchange for such Global Securities.

                 (g) Cancellation and/or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for Definitive Securities, redeemed, repurchased or cancelled, such Global Security shall be returned to or retained and cancelled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, redeemed, repurchased or cancelled, the principal amount of Securities represented by such Global Security shall be reduced and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

                 (h) Obligations with respect to Transfers and Exchanges of Definitive Securities.

                          (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Securities and Global Securities at the Registrar's or co-Registrar's request.

                          (ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments, or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.2 (fourth paragraph), 2.10, 3.7, 9.5, or 10.1 (final paragraph)).

                          (iii) The Registrar or co-Registrar shall not be required to register the transfer of or exchange of (a) any Definitive Security selected for redemption in whole or in part pursuant to
         Article III, except the unredeemed portion of any Definitive Security being redeemed in part, or (b) any Security for a period beginning 15 days before the mailing of a notice of an offer to repurchase pursuant to Article X hereof or the mailing of a notice of redemption of Securities pursuant to Article III hereof and ending at the close of business on the day of such mailing.

         SECTION 2.7.  Replacement Securities.

         If a mutilated Security is surrendered to the Trustee or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Trustee, to the Trustee to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

         Every replacement Security is an additional obligation of the Company.

         SECTION 2.8.  Outstanding Securities.

         Securities outstanding at any time are all the Securities that have been authenticated by the Trustee (including any Security represented by a Global Security) except those cancelled by it, those delivered to it for cancellation, those reductions in the beneficial interests in a Global Security effected by the Trustee hereunder and those described in this Section 2.8 as not outstanding. A Security does not cease to be outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in Section 2.9.

         If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be outstanding upon surrender of such Security and replacement thereof pursuant to
Section 2.7.

         If on a Redemption Date the Paying Agent (other than the Company or an Affiliate of the Company) holds Cash sufficient to pay all of the principal and interest due on the Securities payable on that date in accordance with Section
3.6 hereof and payment of the Securities called for redemption is not otherwise prohibited pursuant to Article XI hereof or otherwise, then on and after that date such Securities cease to be outstanding and interest on them ceases to accrue.

         SECTION 2.9.  Treasury Securities.

         In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company or an Affiliate of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that the Trustee knows are so owned shall be disregarded.

         SECTION 2.10.  Temporary Securities.

         Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company reasonably and in good faith considers appropriate for temporary Securities. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Securities in exchange for temporary Securities. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as permanent Securities authenticated and delivered hereunder.

         SECTION 2.11.  Cancellation.

         The Company at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Securities surrendered for transfer, exchange, payment or cancellation.
Subject to Section 2.7, the Company may not issue new Securities to replace Securities that have been paid or delivered to the Trustee for cancellation.
No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

         SECTION 2.12.  Defaulted Interest.

         Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the person in whose name that Security (or one or more predecessor Securities) is registered at the close of business on the Record Date for such interest.

         Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered holder on the relevant Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

                          (1) The Company may elect to make payment of any Defaulted Interest to the persons in whose names the Securities (or their respective predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of Cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such Cash when deposited to be held in trust for the benefit of the persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the persons in whose names the Securities (or their respective predecessor Securities) are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

                          (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee.

         Subject to the foregoing provisions of this Section 2.12, each Security delivered under this Indenture upon transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.


                                  ARTICLE III
                                   REDEMPTION

         SECTION 3.1.  Right of Redemption.

         Redemption of Securities, as permitted by any provision of this Indenture, shall be made in accordance with Paragraph 5 of the Securities and this Article III. The Company will not have the right to redeem any Securities prior to ____________, 2000. At any time on or after ____________, 2000, upon no less than 30 nor more than 60 days' notice to each Holder of Notes, the Company will have the right to redeem all or any part of the Securities at the Redemption Prices specified in Paragraph 5 therein under the caption "Redemption," in each case (subject to the right of Holders, as provided in Section 3.5, to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest, if any, to the Redemption Date.

         SECTION 3.2.  Notices to Trustee.

         If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders.

         If the Company elects to reduce the principal amount of Securities to be redeemed pursuant to Paragraph 5 of the Securities by crediting against any such redemption Securities it has not previously delivered to the Trustee for cancellation, it shall so notify the Trustee of the amount of the reduction and deliver such Securities with such notice.

         The Company shall give each notice to the Trustee provided for in this
Section 3.2 at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

         SECTION 3.3.  Selection of Securities to Be Redeemed.

         If less than all of the Securities are to be redeemed pursuant to Paragraph 5 thereof, the Trustee shall select the Securities to be redeemed on a pro rata basis, by lot or by such other method as the Trustee shall determine to be fair and appropriate and in such manner as complies with any applicable depositary, legal and stock exchange requirements.

         The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

         SECTION 3.4.  Notice of Redemption.

         At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to the Trustee and each Holder whose Securities are to be redeemed. At the Company's written request to the Trustee not less than 75 days prior to the Redemption Date, in the case of a partial redemption, and not less than 45 days prior to the Redemption Date in the case of a total redemption (unless a shorter notice shall be satisfactory to the Trustee), the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

                          (1) the Redemption Date, and that the Securities called for redemption may not be converted after the Business Day prior to the Redemption Date;

                          (2) the Redemption Price, plus the amount of accrued and unpaid interest, if any, to be paid upon such redemption;

                          (3)     the name and address of the Paying Agent;

                          (4) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

                          (5) that, unless (a) the Company defaults in its obligation to deposit Cash with the Paying Agent in accordance with
         Section 3.6 hereof or (b) such redemption payment is prohibited pursuant to Article XI hereof or otherwise, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, plus accrued and unpaid interest, if any, to the Redemption Date, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

                          (6) if any Security is being redeemed in part, the portion of the principal amount, equal to $1,000 or any integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

                          (7) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

                          (8) the CUSIP number of the Securities to be redeemed; and

                          (9) that the notice is being sent pursuant to this Section 3.4 and pursuant to the redemption provisions of Paragraph 5 of the Securities.

         If any of the Securities to be redeemed is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to redemptions.

         SECTION 3.5.  Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.4, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price, plus accrued and unpaid interest, if any, to the Redemption Date. Upon surrender to the Trustee or Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, plus accrued and unpaid interest, if any, to the Redemption Date; provided that if the Redemption Date is after a Record Date and on or prior to the corresponding Interest Payment Date, the accrued interest to the Redemption Date, if any, shall be payable to the Holder of the redeemed Securities registered on such Record Date; and provided, further, that if a Redemption Date is a Legal Holiday, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

         SECTION 3.6.  Deposit of Redemption Price.

         On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (or, if the Company or an Affiliate thereof is acting as Paying Agent, segregate and hold in trust as provided in Section 2.3) Cash sufficient to pay the Redemption Price of, plus accrued and unpaid interest on, all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any Cash so deposited which is not required for that purpose upon the written request of the Company.

         If the Company complies with the preceding paragraph and the other provisions of this Article III and payment of the Securities called for redemption is not prohibited under Article XI or otherwise, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 4.1 hereof and in the Security.

         SECTION 3.7.  Securities Redeemed in Part.

         Upon surrender of a Security that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge to the Holder, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                                   ARTICLE IV
                                   COVENANTS

         SECTION 4.1.  Payment of Principal and Interest on Securities.

         The Company shall pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities. An installment of principal of or interest on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 10:00 a.m. New York City time on that date, Cash deposited and designated for and sufficient to pay the installment.

         The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Securities compounded semi-annually, to the extent lawful.

         SECTION 4.2.  Maintenance of Office or Agency.

         The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.2.

         The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the corporate trust office of the Trustee in Dallas, Texas, as such office.

         SECTION 4.3.  Corporate Existence.

         Subject to Article V, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the rights (charter and statutory) and corporate franchises of the Company; provided, however, that the Company shall not be required to preserve any right or franchise if (a) the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and (b) the loss thereof is not disadvantageous in any material respect to the Holders.

         SECTION 4.4.  Payment of Taxes.

         Except with respect to immaterial items, the Company shall, and shall cause each of its Significant Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any of its Significant Subsidiaries or any of their respective properties and assets; provided, however, that neither the Company nor any Significant Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings or if the failure to effect such payment or discharge is not adverse in any material respect to the Holders.

         SECTION 4.5.  [Intentionally omitted.]

         SECTION 4.6.  Compliance Certificate; Notice of Default.

                 (a) The Company shall deliver to the Trustee within 120 days after the end of its fiscal year an Officers' Certificate complying with
Section 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Significant Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

                 (b) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default, Event of Default or fact which would prohibit the making of any payment to or by the Trustee in respect of the Securities, an Officers' Certificate specifying such Default, Event of Default or fact and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default, any Event of Default or any such fact unless one of its Trust Officers receives notice thereof from the Company or any of the Holders.

         SECTION 4.7.  Reports.

         Whether or not the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and to each Holder, within 15 days after it is or would have been required to file such with the SEC, annual and quarterly consolidated financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC if the Company was subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the SEC and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required.

         SECTION 4.8.  [Intentionally omitted.]

         SECTION 4.9.  Waiver of Stay, Extension or Usury Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of or premium or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.


                                   ARTICLE V
                             SUCCESSOR CORPORATION

         SECTION 5.1.  Limitation on Merger, Sale or Consolidation.

                 (a) The Company shall not, directly or indirectly, consolidate with or merge with or into another Person or sell, lease, convey or transfer all or substantially all of its assets (computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless (i) either (a) in the case of a merger or consolidation, the Company is the surviving entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of the obligations of the Company in connection with the Securities and the Indenture; (ii) no Default or Event of Default shall exist or shall occur immediately before or after giving effect on a pro forma basis to such transaction; (iii) the resulting, surviving or transferee entity immediately thereafter has a Consolidated Net Worth no less than that of the Company immediately prior thereto; and (iv) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and, if a supplemental indenture is required, such supplemental indenture comply with the Indenture and that all conditions precedent relating to such transactions have been satisfied.

                 (b) For purposes of clause (a) of this Section 5.1, the sale, lease, conveyance, assignment or transfer of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, which properties and assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of the Company on a consolidated basis, shall be deemed to be the sale, lease, conveyance, assignment or transfer of all or substantially all of the properties and assets of the Company.

         SECTION 5.2.  Successor Corporation Substituted.

         Upon any consolidation or merger or any sale, lease, conveyance or transfer of all or substantially all of the assets of the Company in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such sale, lease, conveyance or transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named therein as the Company, and when a successor corporation duly assumes all of the obligations of the Company pursuant here to and pursuant to the Securities, the predecessor shall be released from such obligations (except with respect to any obligations that arise from or as a result of such transaction).


                                   ARTICLE VI
                         EVENTS OF DEFAULT AND REMEDIES

         SECTION 6.1.  Events of Default.

         "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                          (1) failure by the Company to pay any installment of interest on the Securities as and when due and payable, or failure by the Company to perform any conversion of the Securities required under this Indenture, and the continuance of such failure for a period of 30 days, whether or not such payment or conversion is prohibited by
         Article XI;

                          (2) failure by the Company to pay all or any part of the principal of or premium, if any, on the Securities when and as the same become due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, default in the payment of the Repurchase Price on the Repurchase Date in accordance with Article X, whether or not such payment is prohibited by Article XI;

                          (3) failure by the Company to observe or perform any covenant or agreement contained in the Securities or this Indenture (other than a default in the performance of any covenant or agreement which is specifically dealt with elsewhere in this Section 6.1), and continuance of such failure for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the then outstanding Securities, a written notice specifying such default or breach, requesting it to be remedied and stating that such notice is a "Notice of Default" hereunder;

                          (4) a default under Indebtedness of the Company or any of its Significant Subsidiaries with an aggregate principal amount in excess of $7,500,000 (a) resulting from the failure to pay principal, premium or interest when due that extends beyond any stated period of grace applicable thereto or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity;

                          (5) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudging the Company or any of its Significant Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Significant Subsidiaries under any Bankruptcy Law; or a decree or order of a court of competent jurisdiction over the appointment of a Custodian of the Company, any of its Significant Subsidiaries, or of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered and in each case such decree, judgment or order remains unstayed and in effect for 60 consecutive days;

                          (6) the Company or any of its Significant Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian of it or any of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due, or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing; or

                          (7) final unsatisfied judgments not covered by insurance (including self-insurance), or the issuance of any warrant of attachment against any portion of the property or assets of the Company or any of its Significant Subsidiaries, aggregating in excess of $10,000,000 at any one time shall have been rendered against the Company or any of its Subsidiaries and not have been stayed, bonded or discharged for a period (during which execution shall not be effectively stayed) of 60 days (or, in the case of any such final judgment which provides for payment over time, which shall so remain unstayed, unbonded or undischarged beyond any applicable payment date provided therein).

         Notwithstanding the 60 day period and notice requirement contained in
Section 6.1(3) above, with respect to a default under Article X the 60 day period referred to in Section 6.1(3) shall be deemed to have begun as of the date the Change of Control notice is required to be sent in the event that the Company has not complied with the provisions of Section 10.1 and the Trustee or Holders of at least 25% in aggregate principal amount of the outstanding Securities thereafter give the Notice of Default referred to in Section 6.1(3) to the Company and, if applicable, the Trustee; provided, however, that if the breach or default is a result of a default in the payment when due of the Repurchase Price on the Repurchase Date, such Event of Default shall be deemed, for purposes of this Section 6.1, to arise no later than on the Repurchase Payment Date.

         If a Default occurs and is continuing, the Trustee shall, within 90 days after the occurrence of such default, give to the Holders notice of such default.

         SECTION 6.2.  Acceleration of Maturity Date; Rescission and Annulment.

         If an Event of Default (other than an Event of Default specified in Section 6.1(5) or (6) relating to the Company or any of its Significant Subsidiaries) occurs and is continuing, then, and in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of then outstanding Securities, by a notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice") , may declare all of the principal of the Securities (or the Repurchase Price if the Event of Default includes failure to pay the Repurchase Price, determined as set forth below), including in each case accrued interest thereon, to be due and payable immediately. If an Event of Default specified in Section 6.1(5) or (6) relating to the Company or any Significant Subsidiary occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Securities without any declaration or other act on the part of Trustee or the Holders.

         At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VI, the Holders of no less than a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

                          (1) the Company has paid or deposited with the Trustee Cash sufficient to pay

                                        (A)     all overdue interest on all
                 Securities,

                                        (B)     the principal of (and premium,
                 if any, applicable to) any Securities which would then be due otherwise than by such declaration of acceleration, and interest thereon at the rate borne by the Securities,

                                        (C)     to the extent that payment of
                 such interest is lawful, interest upon overdue interest at the rate borne by the Securities,

                                        (D)     all sums paid or advanced by
                 the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

                          (2) all Events of Default, other than the non-payment of the principal of and premium, if any, and interest on Securities that have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.12, including, if applicable, any Event of Default relating to the covenants contained in Section 10.1.

Notwithstanding the previous sentence of this Section 6.2, no waiver shall be effective against any Holder for any Event of Default or event which with notice or lapse of time or both would be an Event of Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Security affected thereby, unless all such affected Holders agree, in writing, to waive such Event of Default or other event. No such waiver shall cure or waive any subsequent Default or Event of Default or impair any right consequent thereon.

         SECTION 6.3. Collection of Indebtedness and Suits for Enforcement by Trustee.

         The Company covenants that if an Event of Default in payment of principal, premium or interest specified in clause (1) or (2) of Section 6.1 occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium (if any), interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including reasonable compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel.

         If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

         If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

         SECTION 6.4.  Trustee May File Proofs of Claim.

         In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

                 (1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel) and of the Holders allowed in such judicial proceeding; and

                 (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.7.

         Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

         SECTION 6.5.  Trustee May Enforce Claims Without Possession of
Securities.

         All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

         SECTION 6.6.  Priorities.

         Any money collected by the Trustee pursuant to this Article VI shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest, upon presentation of the

Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

         FIRST: To the Trustee in payment of all amounts due pursuant to
Section 7.7;

         SECOND: To the holders of Senior Indebtedness to the extent provided in Article XI;

         THIRD: To the Holders in payment of the amounts then due and unpaid for principal of and premium (if any) and interest on the Securities in respect or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any) and interest, respectively; and

         FOURTH: To whomsoever may be lawfully entitled thereto, the remainder, if any.

         SECTION 6.7.  Limitation on Suits.

         No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

                          (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                          (B) the Holders of not less than 25% in aggregate principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

                          (C) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

                          (D) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

                          (E) no direction inconsistent with such written request has been given to the Trustee during such 60 day period by the Holders of a majority in aggregate principal amount of then outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

         SECTION 6.8. Unconditional Right of Holders to Receive Principal, Premium and Interest.

         Notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium (if any) and interest on such Security when due (including, in the case of redemption, the Redemption Price on the applicable Redemption Date, and in the case of the Repurchase Price, on the applicable Repurchase Date) and to institute suit for the enforcement of any such payment after such respective dates, and such rights shall not be impaired without the consent of such Holder.

         SECTION 6.9.     Rights and Remedies Cumulative.

         Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

         SECTION 6.10.  Delay or Omission Not Waiver.

         No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VI or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

         SECTION 6.11.  Control by Holders.

         The Holder or Holders of no less than a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided, that

                                  (1)      such direction shall not be in
                 conflict with any rule of law or with this Indenture,

                                  (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

                                  (3)      the Trustee may take any other
                 action deemed proper by the Trustee which is not inconsistent with such direction.

         SECTION 6.12.  Waiver of Past Default.

         Subject to Section 6.8, the Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities may, on behalf of all Holders, prior to the declaration of acceleration of the maturity of the Securities, waive any past default hereunder and its consequences, except a default

                                  (A)      in the payment of the principal of
         or premium (if any) or interest on any Security not yet cured as specified in clauses (1) and (2) of Section 6.1, or

                                  (B)      in respect of a covenant or
         provision hereof which, under Article IX, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

         Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising there from.

         SECTION 6.13.  Undertaking for Costs.

         All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of then outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of or premium (if any) or interest on any Security on or after the respective Stated Maturity of such Security (including, in the case of redemption, on or after the Redemption Date).

         SECTION 6.14.  Restoration of Rights and Remedies.

         If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                  ARTICLE VII
                                    TRUSTEE

         The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

         SECTION 7.1.  Duties of Trustee.

                 (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

                 (b) Except during the continuance of a Default or an Event of Default:

                                  (1)      The Trustee need perform only those
                 duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee.

                                  (2)      In the absence of bad faith on its
                 part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

                 (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                                  (1)      This paragraph does not limit the
                 effect of paragraph (b) of this Section 7.1.

                                  (2)      The Trustee shall not be liable for
                 any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to
                 Section 6.11.

                 (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                 (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 7.1.

                 (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

         SECTION 7.2.  Rights of Trustee.

         Subject to Section 7.1:

                 (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                 (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 13.4 and 13.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or advice of counsel.

                 (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

                 (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

                 (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

                 (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

                 (g) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                 (h) The Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article IV hereof. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except (i) any Event of Default occurring pursuant to Sections 6.1(1) or 6.1(2) or 5.1, or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge.

         SECTION 7.3.  Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any of its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

         SECTION 7.4.  Trustee's Disclaimer.

         The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication, or the use or application of any funds received by a Paying Agent other than the Trustee.

         SECTION 7.5.  Notice of Default.

         If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of or premium (if any) or interest on any Security (including the payment of the Repurchase Price on the Repurchase Date and the payment of the Redemption Price on the Redemption Date), the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Securityholders.

         SECTION 7.6.  Reports by Trustee to Holders.

         Within 60 days after each July 1 beginning with July 1, 1998, the Trustee shall, if required by law, mail to each Securityholder as their names and addresses appear on the Company's register of Securities, a brief report dated as of such July 1 that complies with TIA Section 313(a) with respect to any of the following events which may have occurred within the previous twelve months (but if no such event has occurred within such period no report need be transmitted):

                                  (1)      any change to its eligibility and
its qualifications under TIA Section 310;

                                  (2)      the creation of or any material
change to a relationship specified in paragraphs (1) through (10) of TIA
Section  310(b);

                                  (3)      the character and amount of any
advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the security outstanding on the date of such report;

                                  (4)      the amount, interest rate and
maturity date of all other indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security there for, except an indebtedness based upon a creditor relationship arising in any manner described in paragraphs (2), (3), (4) or (6) of TIA Section 311(b);

                                  (5)      any change to the property and
funds, if any, physically in the possession of the Trustee (as such) on the date of such report;

                                  (6)      any change to any release, or
release and substitution, of property subject to the lien of the Indenture (and the consideration therefor, if any) which has not been previously reported;

                                  (7)      any additional issue of Securities
which the Trustee has not previously reported; and

                                  (8)      any action taken by the Trustee in
the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with an Indenture provision authorized by TIA Section 315(b).

                 (b) The Trustee shall transmit by mail to all Securityholders, as their names and addresses appear on the Company's register of Securities, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to Subsection 7.6(a) hereof (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities, on property or funds held or collected by it as Trustee and which it has not previously reported pursuant to this Subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Securities outstanding at such time, such report to be transmitted within 90 days of such time.

                 (c) A copy of each such report shall, at the time of such transmission to Securityholders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the SEC and with the Company. The Company will promptly notify the Trustee when the Securities are listed on any stock exchange. The Trustee also shall comply with TIA Sections 313(b) and 313(c).

         SECTION 7.7.  Compensation and Indemnity.

         The Company agrees to pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

         The Company agrees to indemnify the Trustee (in its capacity as Trustee) and each of its officers, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by it without negligence or bad faith on its part, arising out of or in connection with the administration of this trust and its rights or duties hereunder including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company will not be required to pay such fees and expenses if it assumes the Trustee's defense and there is no conflict of interest between the Company and the Trustee in connection with such defense. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

         To secure the Company's payment obligations in this Section 7.7, the Trustee shall have a lien prior to the Securities on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest on particular Securities.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

         The Company's obligations under this Section 7.7 and any lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article VIII of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

         SECTION 7.8.  Replacement of Trustee.

         The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in aggregate principal amount of then outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

                 (a)      the Trustee fails to comply with Section 7.10;

                 (b)      the Trustee is adjudged bankrupt or insolvent;

                 (c) a Custodian takes charge of the Trustee or its property; or

                 (d)      the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in aggregate principal amount of then outstanding Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the retiring Trustee provided for in
Section 7.7 have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien provided in
Section 7.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in aggregate principal amount of then outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Company's obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.

         SECTION 7.9.  Successor Trustee by Merger, Etc.

         If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee. Such successor Trustee shall mail notice of its succession to the Company.

         SECTION 7.10.  Eligibility; Disqualification.

         The Trustee shall at all times satisfy the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least (i) $100,000,000 or (ii) at least $2,500,000 and shall be a subsidiary of a bank holding company that shall have a combined capital and surplus of at least $100,000,000, in each case as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA
Section 310(b).

         SECTION 7.11.  Preferential Collection of Claims Against Company.

         The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE VIII
                           SATISFACTION AND DISCHARGE

         SECTION 8.1.  Satisfaction and Discharge of Indenture.

         The Company may terminate its obligations under this Indenture (subject to the provisions of this Article VIII) when it shall have delivered to the Trustee for cancellation all Securities theretofore authenticated (other than any Securities which shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in Article II hereof) and the following conditions shall be satisfied:

                          (1)     The Company has paid all sums payable under
the Indenture; and

                          (2)     The Company shall have delivered to the
Trustee an Officers' Certificate and an Opinion of Counsel in the United States, each stating that all conditions precedent have been complied with as contemplated by this Section 8.1.

         SECTION 8.2.  Repayment to the Company.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company or an Affiliate thereof) shall be discharged from such trust; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company or such Affiliate as trustee thereof, shall thereupon cease.

                                   ARTICLE IX
                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

         SECTION 9.1.  Supplemental Indentures Without Consent of Holders.

         Without the consent of any Holder, the Company, when authorized by Board Resolutions, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                 (1) to cure any ambiguity, defect, or inconsistency, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture, provided that such change does not adversely affect the rights of any Holder;

                 (2) to create additional covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company or to make any other change that does not adversely affect the rights of any Holder;

                 (3) to provide for collateral for or guarantors of the Securities;

                 (4) to evidence the succession of another Person to the Company and the assumption by any such successor of the obligations of the Company herein and in the Securities in accordance with Article V; or

                 (5)      to comply with the TIA.

         SECTION 9.2. Amendments, Supplemental Indentures and Waivers with Consent of Holders.

         Subject to Section 6.8 and the last sentence of this paragraph, with the consent of the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written act of said Holders delivered to the Company and the Trustee, the Company, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities. Subject to Section 6.8 and the last sentence of this paragraph, the Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities may, in writing, waive compliance by the Company with any provision of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall, without the consent of the Holder of each outstanding Security affected thereby:

                 (1) change the Stated Maturity of any Security or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof, or change the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment or the conversion of any Security on or after the due date thereof (including, in the case of redemption, on or after the Redemption
Date), or reduce the Repurchase Price, or alter the Repurchase Offer or redemption provisions in a manner adverse to the Holders;

                 (2) reduce the percentage in aggregate principal amount of the outstanding Securities, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the Indenture;

                 (3) modify any of the provisions of Article XII hereof in a manner adverse to such Holder or otherwise adversely affect the right of such Holder to convert Securities; or

                 (4) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby.

         It shall not be necessary for the consent of the Holders under this
Section 9.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

         After an amendment, supplement or waiver under this Section 9.2 or
Section 9.4 becomes effective, it shall bind each Holder.

         In connection with any amendment, supplement or waiver under this
Article IX, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or (at the option of the Company) to all Holders, consideration for consent to such amendment, supplement or waiver.

         SECTION 9.3.  Compliance with TIA.

         Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

         SECTION 9.4.  Revocation and Effect of Consents.

         Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

         The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

         After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses
(1) through (4) of Section 9.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided, however, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and premium (if any) and interest on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

         SECTION 9.5.  Notation on or Exchange of Securities.

         If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

         SECTION 9.6.  Trustee to Sign Amendments, Etc.

         The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article IX; provided, however, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article IX is authorized or permitted by this Indenture.

                                   ARTICLE X
              RIGHT TO REQUIRE REPURCHASE UPON A CHANGE OF CONTROL

         SECTION 10.1. Repurchase of Securities at Option of the Holder Upon a Change of Control.

                          (a)     In the event that a Change of Control occurs,
each Holder shall have the right, at such Holder's option, subject to the terms and conditions of this Indenture, to require the Company to repurchase all or any part of such Holder's Securities (provided that the principal amount of such Securities must be $1,000 or an integral multiple thereof) on the date (the "Repurchase Date") that is no later than 45 Business Days after the occurrence of such Change of Control, at a cash price (the "Repurchase Price") equal to 100% of the principal amount thereof, together with accrued and unpaid interest to the Repurchase Date.

                          (b)     In the event that, pursuant to this Section
10.1, the Company shall be required to commence an irrevocable and unconditional offer to purchase Securities (a "Repurchase Offer"), the Company shall follow the procedures set forth in this Section 10.1 as follows:

                          (1) the Repurchase Offer shall commence within 25 Business Days following a Change of Control;

                          (2) the Repurchase Offer shall remain open for 20 Business Days following its commencement, except to the extent that a longer period is required by applicable law, but in any case not more than 60 Business Days following the Change of Control (the "Repurchase Offer Period");

                          (3) upon the expiration of a Repurchase Offer, the Company shall purchase all Securities tendered in response to the Repurchase Offer;

                          (4) if the Repurchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued interest will be paid to the Person in whose name a Security is registered at the close of business on such Record Date, and no additional interest will be payable to Securityholders who tender Securities pursuant to the Repurchase Offer;

                          (5) the Company shall provide the Trustee with notice of the Repurchase Offer at least 5 Business Days before the commencement of any Repurchase Offer; and

                          (6)     on or before the commencement of any
         Repurchase Offer, the Company or the Trustee (upon the request and at the expense of the Company) shall send, by first-class mail, a notice to each of the Securityholders, which (to the extent consistent with this Indenture) shall govern the terms of the Repurchase Offer and shall state:

                                  (i)      that the Repurchase Offer is being
                 made pursuant to such notice and this Section 10.1 and that all Securities, or portions thereof, tendered will be accepted for payment;

                                  (ii)     the Repurchase Price (including the
                 amount of accrued and unpaid interest, if any), the Repurchase Date and the Repurchase Put Date;

                                  (iii)    that any Security, or portion
                 thereof, not tendered or accepted for payment will continue to accrue interest, if any;

                                  (iv) that, unless the Company defaults in depositing Cash with the Paying Agent in accordance with the last paragraph of this clause (b) or such payment is prevented pursuant to Article XI, any Security, or portion thereof, accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Repurchase Date;

                                  (v)      that Holders electing to have a
                 Security, or portion thereof, purchased pursuant to a Repurchase Offer will be required to surrender the Security, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Security completed, to the Paying Agent (which may not for purposes of this Section 10.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) at the address specified in the notice prior to the close of business on the earlier of (a) the third Business Day prior to the Repurchase Date and (b) the third Business Day following the expiration of the Repurchase Offer (such earlier date being the "Repurchase Put Date");

                                  (vi)     that Holders will be entitled to
                 withdraw their election, in whole or in part, if the Paying Agent (which may not for purposes of this Section 10.1, notwithstanding anything in this Indenture to the contrary, be the Company or any Affiliate of the Company) receives, up to the close of business on the Repurchase Put Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Securities the Holder is withdrawing and a statement that such Holder is withdrawing his election to have such principal amount of Securities purchased; and

                                  (vii)    a brief description of the events
                 resulting in such Change of Control.

         If any of the Securities subject to a Repurchase Offer is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable thereto.

         Any such Repurchase Offer shall comply with all applicable provisions of Federal and state laws, including those regulating tender offers, if applicable, and any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

         On or before the Repurchase Date, the Company shall (i) accept for payment Securities or portions thereof properly tendered pursuant to the Repurchase Offer on or before the Repurchase Put Date, (ii) deposit with the Paying Agent Cash sufficient to pay the Repurchase Price (together with accrued and unpaid interest, if any) of all Securities or portions thereof so tendered and (iii) deliver to the Trustee Securities so accepted together with an Officers' Certificate listing the Securities or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to Holders of Securities so accepted payment in an amount equal to the Repurchase Price (together with accrued and unpaid interest, if any), and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security or Securities equal in principal amount to any unpurchased portion of the Securities surrendered. Any Securities not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Repurchase Offer on or as soon as practicable after the Repurchase Date.

                                   ARTICLE XI
                                 SUBORDINATION

         SECTION 11.1.  Securities Subordinated to Senior Indebtedness.

         The Company and each Holder, by its acceptance of Securities, agree that (a) the payment of the principal of and interest on the Securities and (b) any other payment in respect of the Securities, including on account of the acquisition or redemption of the Securities by the Company (including, without limitation, pursuant to Article X) is subordinated, to the extent and in the manner provided in this Article XI, to the prior payment in full of all Senior Indebtedness, whether outstanding at the date of this Indenture or thereafter created, incurred, assumed or guaranteed, and that these subordination provisions are for the benefit of the holders of Senior Indebtedness.

         This Article XI shall constitute a continuing offer to all Persons who, in reliance upon such provisions, become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders of Senior Indebtedness, and such holders are made obligees hereunder and any one or more of them may enforce such provisions.

         SECTION 11.2.  No Payment on Securities in Certain Circumstances.

                 (a) No payment may be made by the Company on account of the principal of or premium, if any, or interest on the Securities, or to acquire any of the Securities (including repurchases of Securities at the option of the Holder) for cash or property (other than Junior Securities), or on account of the redemption provisions of the Securities, (i) upon the maturity of any Senior Indebtedness of the Company by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of and premium, if any, and interest on such Senior Indebtedness are first paid in full (or such payment is duly provided for), or (ii) in the event of default in the payment of any principal of or premium, if any, or interest on any Senior Indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a "Payment Default"), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

                 (b) Upon (i) the happening of an event of default (other than a Payment Default) that permits the holders of Senior Indebtedness or their representative immediately to accelerate its maturity and (ii) written notice of such event of default given to the Company and the Trustee by the holders of at least 25% in aggregate principal amount outstanding of such Senior Indebtedness or their representative (a "Payment Notice"), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set off or otherwise) may be made by or on behalf of the Company on account of the principal of or premium, if any, or interest on the Securities, or to acquire or repurchase any of the Securities for cash or property, or on account of the redemption provisions of the Securities, in any such case other than payments made with Junior Securities of the Company. Notwithstanding the foregoing, unless (i) the Senior Indebtedness in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the "Payment Blockage Period"), and (ii) such declaration has not been rescinded or waived, at the end of the Payment Blockage Period, the Company shall be required to pay all sums not paid to the Holders of the Securities during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the Securities. Any number of Payment Notices may be given; provided, however, that (i) not more than one Payment Notice shall be given within a period of any 360 consecutive days and (ii) no event of default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Senior Indebtedness) shall be made the basis for the commencement of any other Payment Blockage Period.

                 (c) In the event that, notwithstanding the foregoing provisions of this Section 11.2, any payment or distribution of assets of the Company (other than Junior Securities) shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the provisions of this Section 11.2, then such payment or distribution (subject to the provisions of Section 11.7) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of the holders of Senior Indebtedness, and shall be paid or delivered by the Trustee or such Holders or such Paying Agent, as the case may be, to the holders of Senior Indebtedness remaining unpaid or unprovided for or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held or represented by each, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay or to provide for the payment of all such Senior Indebtedness in full after giving effect to any concurrent payment and distribution to the holders of such Senior Indebtedness.

         SECTION 11.3. Securities Subordinated to Prior Payment of All Senior Indebtedness on Dissolution, Liquidation or Reorganization.

         Upon any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshalling of assets or liabilities:

                 (a) the holders of all Senior Indebtedness shall first be entitled to receive payments in full (or have such payment duly provided for) before the Holders are entitled to receive any payment on account of the principal of and premium, if any, and interest on with respect to the Securities (other than Junior Securities);

                 (b) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by setoff or otherwise), except for the provisions of this
Article XI, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of Senior Indebtedness or their representative to the extent necessary to make payment in full of all such Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

                 (c) in the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than Junior Securities), shall be received by the Trustee or the Holders or any Paying Agent (or, if the Company or any Affiliate of the Company is acting as its own Paying Agent, money for any such payment or distribution shall be segregated or held in trust) on account of the principal of or interest on the Securities before all Senior Indebtedness is paid in full, such payment or distribution (subject to the provisions of Section 11.7) shall be received and held in trust by the Trustee or such Holder or Paying Agent for the benefit of the holders of such Senior Indebtedness, or their respective representative, ratably according to the respective amounts of such Senior Indebtedness held or represented by each, to the extent necessary to make payment as provided herein of all such Senior Indebtedness remaining unpaid after giving effect to all concurrent payments and distributions and all provisions therefor to or for the holders of such Senior Indebtedness, but only to the extent that as to any holder of such Senior Indebtedness, as promptly as practical following notice from the Trustee to the holders of such Senior Indebtedness that such prohibited payment has been received by the Trustee, Holder(s) or Paying Agent (or has been segregated as provided above), such holder (or a representative therefor) notifies the Trustee of the amounts then due and owing on such Senior Indebtedness, if any, held by such holder and only the amounts specified in such notices to the Trustee shall be paid to the holders of such Senior Indebtedness.

         SECTION 11.4. Securityholders to Be Subrogated to Rights of Holders of Senior Indebtedness.

         Subject to the payment in full of all Senior Indebtedness as provided herein, the Holders of Securities shall be subrogated to the rights of the holders of such Senior Indebtedness to receive payments or distributions of assets of the Company applicable to the Senior Indebtedness until all amounts owing on the Securities shall be paid in full, and for the purpose of such subrogation no such payments or distributions to the holders of such Senior Indebtedness by the Company, or by or on behalf of the Holders by virtue of this Article XI, which otherwise would have been made to the Holders shall, as between the Company and the Holders, be deemed to be payment by the Company or on account of such Senior Indebtedness, it being understood that the provisions of this Article XI are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of such Senior Indebtedness, on the other hand.

         If any payment or distribution to which the Holders would otherwise have been entitled but for the provisions of this Article XI shall have been applied, pursuant to the provisions of this Article XI, to the payment of amounts payable under Senior Indebtedness, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full.

         SECTION 11.5.  Obligations of the Company Unconditional.

         Nothing contained in this Article XI or elsewhere in this Indenture or in the Securities is intended to or shall impair as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any Holder from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XI, of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy. Notwithstanding anything to the contrary in this Article XI or elsewhere in this Indenture or in the Securities, upon any distribution of assets of the Company referred to in this Article XI, the Trustee, subject to the provisions of Sections 7.1 and 7.2, and the Holders shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding up, liquidation or reorganization proceedings are pending, or a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XI so long as such court has been apprised of the provisions of, or the order, decree or certificate makes reference to, the provisions of this Article XI. Nothing in this Section 11.5 shall apply to the claims of, or payments to, the Trustee under or pursuant to
Section 7.7.

         SECTION 11.6. Trustee Entitled to Assume Payments Not Prohibited in Absence of Notice.

         The Trustee shall not at any time be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee unless and until a Trust Officer of the Trustee or any Paying Agent shall have received, no later than one Business Day prior to such payment, written notice thereof from the Company or from one or more holders of Senior Indebtedness or from any representative therefor and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 7.1 and 7.2, shall be entitled in all respects conclusively to assume that no such fact exists.

         SECTION 11.7.  Application by Trustee of Assets Deposited with It.

         Amounts deposited in trust with the Trustee pursuant to and in accordance with Article VIII shall be for the sole benefit of Securityholders and, to the extent allocated for the payment of Securities, shall not be subject to the subordination provisions of this Article XI. Otherwise, any deposit of assets with the Trustee or any Paying Agent (whether or not in trust) for the payment of principal of or interest on any Securities shall be subject to the provisions of Sections 11.1, 11.2, 11.3 and 11.4; provided that, if prior to one Business Day preceding the date on which by the terms of this Indenture any such assets may become distributable for any purpose (including, without limitation, the payment of either principal of or interest on any Security) the Trustee or such Paying Agent shall not have received with respect to such assets the written notice provided for in Section 11.6, then the Trustee or such Paying Agent shall have full power and authority to receive such assets and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

         SECTION 11.8. Subordination Rights Not Impaired by Acts or Omissions of the Company or Holders of Senior Indebtedness.

         No right of any present or future holders of any Senior Indebtedness to enforce subordination provisions contained in this Article XI shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or be otherwise charged with. The holders of Senior Indebtedness may extend, renew, modify or amend the terms of the Senior Indebtedness or any security therefor and release, sell or exchange such security and otherwise deal freely with the Company, all without affecting the liabilities and obligations of the parties to this Indenture or the Holders.

         SECTION 11.9. Securityholders Authorize Trustee to Effectuate Subordination of Securities.

         Each Holder of the Securities by his acceptance thereof authorizes and expressly directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provisions contained in this Article XI and to protect the rights of the Holders pursuant to this Indenture, and appoints the Trustee his attorney-in-fact for such purpose, including, in the event of any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors of the Company), the immediate filing of a claim for the unpaid balance of his Securities in the form required in said proceedings and cause said claim to be approved. If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of the Senior Indebtedness or their representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Securities. Nothing herein contained shall be deemed to authorize the Trustee or the holders of Senior Indebtedness or their representative to authorize or consent to or accept or adopt on behalf of any Securityholder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee or the holders of Senior Indebtedness or their representative to vote in respect of the claim of any Securityholder in any such proceeding.

         SECTION 11.10.  Right of Trustee to Hold Senior Indebtedness.

         The Trustee shall be entitled to all of the rights set forth in this
Article XI in respect of any Senior Indebtedness at any time held by it to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall be construed to deprive the Trustee of any of its rights as such holder.

         SECTION 11.11.  Article XI Not to Prevent Events of Default.

         The failure to make a payment on account of principal of and premium, if any, and interest on the Securities by reason of any provision of this
Article XI shall not be construed as preventing the occurrence of a Default or an Event of Default under Section 6.1 or in any way prevent the Holders from exercising any right hereunder other than the right to receive payment on the Securities.

         SECTION 11.12. No Fiduciary Duty of Trustee to Holders of Senior Indebtedness.

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness, and shall not be liable to any such holders (other than for its willful misconduct or negligence) if it shall in good faith mistakenly pay over or distribute to the Holders of Securities or the Company or any other Person, cash, property or securities to which any holders of Senior Indebtedness shall be entitled by virtue of this Article XI or otherwise. Nothing in this Section 11.12 shall affect the obligation of any other such Person to hold such payment for the benefit of, and to pay such payment over to, the holders of Senior Indebtedness or their representative.

                                  ARTICLE XII
                            CONVERSION OF SECURITIES

         SECTION 12.1.  Conversion Privilege.

         Subject to and upon compliance with the provisions of this Article XII, at the option of the Holder thereof, any Security may at any time be converted, in whole, or in part in multiples of $1,000 principal amount, into fully paid and non-assessable shares of Common Stock issuable upon conversion of the Securities, at the Conversion Price in effect at the Date of Conversion, until and including, but not after the close of business on the second Business Day prior to Stated Maturity, or unless such Security or some portion thereof shall have been called for redemption or delivered for repurchase prior to such date and no default is made in making due provision for the payment of the Redemption Price or Repurchase Price in accordance with the terms of this Indenture, in which case, with respect to such Security or portion thereof as has been so called for redemption or delivered for repurchase, such Security or portion thereof may be so converted until and including, but not after, the close of business on the Business Day prior to the Redemption Date or Repurchase Date, as applicable, for such Security, unless the Company subsequently fails to pay the applicable Redemption Price or Repurchase Price, as the case may be.

         SECTION 12.2.  Exercise of Conversion Privilege.

         In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security to the Company at any time during usual business hours at its office or agency maintained for the purpose as provided in this Indenture, accompanied by a fully executed written notice, in substantially the form set forth on the reverse of the Security, that the Holder elects to convert such Security or a stated portion thereof constituting a multiple of $1,000 principal amount, and, if such Security is surrendered for conversion during the period between the close of business on any Record Date and the opening of business on the next following Interest Payment Date and has not been called for redemption on a Redemption Date which occurs within such period, accompanied also by payment to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of the Security being surrendered for conversion, notwithstanding such conversion. The Holder of any Security at the close of business on a Record Date will be entitled to receive the interest payable on such Security on the corresponding Interest Payment Date notwithstanding the conversion thereof after such Record Date. The interest payment with respect to a Note called for redemption on a date during the period from the close of business on or after any Record Date to the close of business on the Business Day following the corresponding Interest Payment Date will be payable on the corresponding Interest Payment Date to the registered Holder at the close of business on that Record Date (notwithstanding the conversion of such Note before the corresponding Interest Payment Date) and a Holder who elects to convert need not include funds equal to the interest paid. Such notice of conversion shall also state the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued if other than that of the Holder. Securities surrendered for conversion shall (if reasonably required by the Company or the Trustee) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his attorney duly authorized in writing. As promptly as practicable after the receipt of such notice and the surrender of such Security as aforesaid, the Company shall, subject to the provisions of
Section 12.8 hereof, issue and deliver at such office or agency to such Holder, or on his written order, a certificate or certificates for the number of full shares of Common Stock issuable on such conversion of Securities in accordance with the provisions of this Article XII and Cash, as provided in Section 12.3 hereof, in respect of any fraction of a share of Common Stock otherwise issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date (herein called the "Date of Conversion") on which such Security shall have been surrendered as aforesaid, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on the Date of Conversion the holder or holders of record of the shares represented thereby; provided, however, that any such surrender on any date when the stock transfer books of the Company shall be closed shall cause the person or persons in whose name or names the certificate or certificates for such shares are to be issued to be deemed to have become the recordholder or holders thereof for all purposes at the opening of business on the next succeeding day on which such stock transfer books are open but such conversion shall nevertheless be at the Conversion Price in effect at the close of business on the date when such Security shall have been so surrendered with the conversion notice. In the case of conversion of a portion, but less than all, of a Security, the Company shall as promptly as practicable execute, and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a Security or Securities in the aggregate principal amount of the unconverted portion of the Security surrendered. Except as otherwise expressly provided in this Indenture, no payment or adjustment shall be made for interest accrued on any Security (or portion thereof) converted or for dividends or distributions on any Common Stock issued upon conversion of any Security.

         SECTION 12.3.  Fractional Interests.

         No fractions of shares or scrip representing fractions of shares shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities so surrendered. If any fraction of a share of Common Stock would, except for the foregoing provisions of this Section 12.3, be issuable on the conversion of any Security or Securities, the Company shall make payment in lieu thereof in an amount of Cash equal to the value of such fraction computed on the basis of the last sale price of the Common Stock as reported on the New York Stock Exchange (or if not listed for trading thereon, then on the principal national securities exchange on which the Common Stock is listed or admitted to trading) at the close of business on the Date of Conversion or if no such sale takes place on such day, the last sale price for such day shall be the average of the closing bid and asked prices regular way on the New York Stock Exchange (or if not listed for trading thereon, on the principal national securities exchange on which the Common Stock is listed or admitted to trading) for such day (any such last sale price being hereinafter referred to as the "Last Sale Price"). If on such Trading Day the Common Stock is not quoted by any such organization, the fair value of such Common Stock on such day, as reasonably determined in good faith by the Board of Directors of the Company, shall be used.

         SECTION 12.4.  Conversion Price.

         The Conversion Price per share of Common Stock issuable upon conversion of the Securities shall initially be $_____ (or $_____ in principal amount of Securities for each such share of Common Stock).

         SECTION 12.5.  Adjustment of Conversion Price.

         The Conversion Price (herein called the "Conversion Price") shall be subject to adjustment from time to time as follows:

                 (a) In case the Company shall (1) make or pay a dividend (or other distribution) in shares of Common Stock on any class of Capital Stock of the Company, (2) subdivide its outstanding shares of Common Stock into a greater number of shares or (3) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of any Security thereafter surrendered for conversion shall be entitled to receive the number of shares of Common Stock that he would have owned immediately following such action had such Security been converted immediately prior thereto. An adjustment made pursuant to this subsection (a) shall become effective immediately, except as provided in subsection (h) below, after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                 (b) In case the Company shall issue rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the then current market price per share of the Common Stock (as determined pursuant to subsection (f) below) on the record date mentioned below, the Conversion Price shall be adjusted to a price, computed to the nearest cent, so that the same shall equal the price determined by multiplying:

                          (i) the Conversion Price in effect immediately prior to the date of issuance of such rights or warrants by a fraction, of which

                          (ii) the numerator shall be (A) the number of shares of Common Stock outstanding on the date of issuance of such rights, options or warrants, immediately prior to such issuance, plus (B) the number of shares which the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such current market price (determined by multiplying such total number of shares by the exercise price of such rights, options or warrants and dividing the product so obtained by such current market price), and of which

                          (iii) the denominator shall be (A) the number of
                 shares of Common Stock outstanding on the date of issuance of such rights, options or warrants, immediately prior to such issuance, plus (B) the number of additional shares of Common Stock which are so offered for subscription or purchase.

         Such adjustment shall become effective immediately, except as provided in subsection (h) below, after the record date for the determination of holders entitled to receive such rights, options or warrants; provided, however, that if any such rights, options or warrants issued by the Company as described in this subsection (b) are only exercisable upon the occurrence of certain triggering events relating to control and provided for in shareholder rights plans, then the Conversion Price will not be adjusted as provided in this subsection (b) until such triggering events occur.

                 (c) In case the Company or any Subsidiary of the Company shall distribute to all holders of Common Stock, evidences of indebtedness, shares of Capital Stock other than Common Stock, cash or other assets (including securities, but other than (x) regular dividends or distributions paid exclusively in cash or (y) any dividend or distribution for which an adjustment is required to be made in accordance with subsection (a) or (b) above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the then current market price per share of the Common Stock (determined as provided in subsection (f) below) on the record date mentioned below less the then fair market value (as reasonably determined in good faith by the Board of Directors of the Company) of the portion of the assets so distributed applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of the Common Stock. Such adjustment shall become effective immediately, except as provided in subsection (h) below, after the record date for the determination of stockholders entitled to receive such distribution. Notwithstanding the foregoing, in the event that the fair market value of the assets, evidences of indebtedness or other securities so distributed applicable to one share of Common Stock equals or exceeds such current market price per share of Common Stock, or such current market price exceeds such fair market value by less than $0.10 per share, the Conversion Price shall not be adjusted pursuant to this subsection (c) and, to the extent applicable, the provisions of subsection (k) shall apply to such distribution.

                 (d) In case the Company or any Subsidiary of the Company shall make any distribution consisting exclusively of cash (excluding any cash portion of distributions for which an adjustment is required to be made in accordance with (c) above, or cash distributed upon a merger or consolidation to which Section 12.6 applies) to all holders of Common Stock in an aggregate amount that, combined together with
(i) all other such all-cash distributions made within the then preceding 12 months in respect of which no adjustment has been made and (ii) any cash and the fair market value of other consideration paid or payable in respect of any tender offer by the Company or any of its Subsidiaries for Common Stock concluded within the preceding 12 months in respect of which no adjustment has been made, exceeds 15% of the Company's market capitalization (defined as being the product of the then current market price of the Common Stock (determined as provided in subsection (f) below) times the number of shares of Common Stock then outstanding) on the record date of such distribution, then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the then current market price per share of the Common Stock on such record date less the amount of the cash so distributed applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of the Common Stock. Such adjustment shall become effective immediately, except as provided in subsection (h) below, after the record date for the determination of stockholders entitled to receive such distribution. Notwithstanding the foregoing, in the event that the cash so distributed applicable to one share of Common Stock equals or exceeds such current market price per share of Common Stock, or such current market price exceeds such amount of cash by less than $0.10 per share, the Conversion Price shall not be adjusted pursuant to this subsection (d), and, to the extent applicable, the provisions of subsection (k) shall apply to such distribution.

                 (e) In case there shall be completed a tender or exchange offer made by the Company or any Subsidiary of the Company for all or any portion of the Common Stock (any such tender or exchange offer being referred to as an "Offer") that involves an aggregate consideration having a fair market value as of the expiration of such Offer (the "Expiration Time") that, together with (i) any cash and the fair market value of any other consideration payable in respect of any other Offer, as of the expiration of such other Offer, expiring within the 12 months preceding the expiration of such Offer and in respect for which no Conversion Price adjustment pursuant to this subsection
(e) has been made and (ii) the aggregate amount of any all-cash distributions referred to in subsection (d) of this Section 12.5 to all holders of Common Stock within the 12 months preceding the expiration of such Offer for which no Conversion Price adjustment pursuant to such subsection (d) has been made, exceeds 15% of the product of the then current market price per share (determined as provided in subsection (f) below) of the Common Stock on the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) on the

Expiration Time, the Conversion Price shall be reduced by multiplying such Conversion Price in effect immediately prior to the Expiration Time by a fraction of which the numerator shall be (i) the product of the then current market price per share (determined as provided in subsection (f) below) of the Common Stock on the Expiration Time times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time minus (ii) the fair market value of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the Offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted being referred to as the "Purchased Shares") and the denominator shall be the product of (i) such current market price per share on the Expiration Time times (ii) such number of outstanding shares on the Expiration Time less the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

         For purposes of this subsection (e), the fair market value of any consideration with respect to an Offer shall be reasonably determined in good faith by the Board of Directors of the Company and described in a Board Resolution.

                 (f)      For the purpose of any computation under subsections
(b), (c), (d) and (e) above, the current market price per share of Common Stock on any date shall be deemed to be the average of the Last Sale Prices of a share of Common Stock for the five consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the date in question and the date before the "ex date," with respect to the issuance, distribution or Offer requiring such computation. If on any such Trading Day the Common Stock is not quoted by any organization referred to in the definition of Last Sale Price in Section 12.3 hereof, the fair value of the Common Stock on such day, as reasonably determined in good faith by the Board of Directors of the Company, shall be used. For purposes of this paragraph, the term "ex date," when used with respect to any issuance, distribution or payments with respect to an Offer, means the first date on which the Common Stock trades regular way on the New York Stock Exchange (or if not listed or admitted to trading thereon, then on the principal national securities exchange on which the Common Stock is listed or admitted to trading) without the right to receive such issuance, distribution or Offer.

                 (g)      In addition the foregoing adjustments in subsections
(a), (b), (c), (d) and (e) above, the Company will be permitted to make such reductions in the Conversion Price as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the shares of Common Stock.

         In the event the Company elects to make such a reduction in the Conversion Price, the Company will comply with the requirements of Rule 14e-1 of the Exchange Act and any other Federal and state laws and regulations thereunder if and to the extent that such laws and regulations are applicable in connection with the reduction of the Conversion Price of the Notes; provided, however, that any provisions of this Indenture which conflict with such laws shall be deemed to be superseded by the provisions of such laws.

                 (h) In any case in which this Section 12.5 shall require that an adjustment (including by reason of the last sentence of subsection (a) or (c) above) be made immediately following a record date, the Company may elect to defer the effectiveness of such adjustment (but in no event until a date later than the effective time of the event giving rise to such adjustment), in which case the Company shall, with respect to any Security converted after such record date and on and before such adjustment shall have become effective (i) defer paying any Cash payment pursuant to Section 12.3 hereof or issuing to the Holder of such Security the number of shares of Common Stock and other Capital Stock of the Company (or other assets or securities) issuable upon such conversion in excess of the number of shares of Common Stock and other Capital Stock of the Company issuable thereupon only on the basis of the Conversion Price prior to adjustment, and (ii) not later than five Business Days after such adjustment shall have become effective, pay to such Holder the appropriate Cash payment pursuant to Section 12.3 hereof and issue to such Holder the additional shares of Common Stock and other Capital Stock of the Company (or other assets or securities) issuable on such conversion.

                 (i) No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1.0% of the Conversion Price; provided, however, that any adjustments which by reason of this subsection (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article XII shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

                 (j) Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly (i) file with the Trustee and each conversion agent an Officers' Certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment, and (ii) mail or cause to be mailed a notice of such adjustment to each holder of Securities at his address as the same appears on the registry books of the Company.

                 (k) In the event that the Company distributes rights (including rights to distributions referred to by paragraphs (c) and (d) of this Section 12.5 to the extent this paragraph (k) applies thereto) or warrants (other than those referred to in subsection (b) above) pro rata to holders of Common Stock, so long as any such rights or warrants have not expired or been redeemed by the Company, the Company shall make proper provision so that the Holder of any Note surrendered for conversion will be entitled to receive upon such conversion, in addition to the shares of Common Stock issuable upon such conversion (the "Conversion Shares"), a number of rights or warrants to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of rights or warrants of separate certificates evidencing such rights or warrants (the "Distribution Date"), the same number of rights or warrants to which a holder of a number of shares of Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the rights or warrants, and (ii) if such conversion occurs after such Distribution Date, the same number of rights or warrants to which a holder of the number of shares of Common Stock into which the principal amount of such Note so converted was convertible immediately prior to such Distribution Date would have been entitled on such Distribution Date in accordance with the terms and provisions of and applicable to the rights or warrants.

         SECTION 12.6. Continuation of Conversion Privilege in Case of Reclassification, Change, Merger, Consolidation or Sale of Assets.

         If any of the following shall occur, namely: (a) any reclassification or change of outstanding shares of Common Stock issuable upon conversion of the Securities (other than a change in par value, or from par value to no par value, or from no par value, to par value, or as a result of a subdivision or combination), (b) any consolidation or merger of the Company with or into any other Person, or the merger of any other Person with or into the Company (other than a merger which does not result in any reclassification, change, conversion, exchange or cancellation of outstanding shares of Common Stock) or
(c) any sale, transfer or conveyance of all or substantially all of the assets of the Company (computed on a consolidated basis), then the Company, or such successor or purchasing entity, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right to convert such Security only into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by a holder of the number of shares of Common Stock issuable upon conversion of such Security immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance assuming such holder of Common Stock of the Company failed to exercise his rights of an election, if any, as to the kind or amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance (provided that if the kind or amount of securities, cash, and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance is not the same for each share of Common Stock of the Company held immediately prior to such reclassification, change, consolidation, merger, sale, transfer or conveyance in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section 12.6 the kind and amount of securities, cash and other property receivable upon such reclassification, change, consolidation, merger, sale, transfer or conveyance by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XII. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and property (including cash) of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 12.6 shall similarly apply to successive consolidations, mergers, sales or conveyances.

         Notice of the execution of each such supplemental indenture shall be mailed to each Holder of Securities at his address as the same appears on the registry books of the Company.

         Neither the Trustee nor any conversion agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders of Securities upon the conversion of their Securities after any such reclassification, change, consolidation, merger, sale or conveyance or to any adjustment to be made with respect thereto, but, subject to the provisions of
Article VIII hereof, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers' Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

         SECTION 12.7.  Notice of Certain Events.

         In case:

                 (a) the Company shall declare a dividend (or any other distribution) payable to the holders of Common Stock (other than cash dividends);

                 (b) the Company shall authorize the granting to all of the holders of Common Stock of rights, warrants or options to subscribe for or purchase any shares of stock of any class or of any other rights;

                 (c) the Company shall authorize any reclassification or change of the Common Stock (including a subdivision or combination of its outstanding shares of Common Stock), or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required under the laws of the state of incorporation of the Company, or the sale or conveyance of all or substantially all the property or business of the Company;

                 (d) there shall be proposed any voluntary or involuntary dissolution, liquidation or winding-up of the Company; or

                 (e) the Company or any of its Subsidiaries shall complete an Offer;

then, the Company shall cause to be filed at the office or agency maintained for the purpose of conversion of the Securities as provided in Section 4.2 hereof, and shall cause to be mailed to each Holder of Securities, at his address as it shall appear on the registry books of the Company, at least 20 days before the date hereinafter specified (or the earlier of the dates hereinafter specified, in the event that more than one date is specified), a notice stating the date on which (1) a record is expected to be taken for the purpose of such dividend, distribution, rights, warrants or options or Offer, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, warrants or options or to participate in such Offer are to be determined, or (2) such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up is expected to become effective and the date, if any is to be fixed, as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, change, consolidation, merger, sale, conveyance, dissolution, liquidation or winding-up.

         SECTION 12.8.  Taxes on Conversion.

         The Company will pay any and all documentary, stamp or similar taxes payable to the United States of America or any political subdivision or taxing authority thereof or therein in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant thereto; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the Holder of the Securities to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid. The Company extends no protection with respect to any other taxes imposed in connection with conversion of Securities.

         SECTION 12.9.  Company to Provide Stock.

         The Company shall reserve, free from preemptive rights, out of its authorized but unissued shares, sufficient shares to provide for the conversion of the Securities from time to time as such Securities are presented for conversion; provided, however, that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the conversion of Securities by delivery of repurchased shares of Common Stock which are held in the treasury of the Company.

         If any shares of Common Stock to be reserved for the purpose of conversion of Securities hereunder require registration with or approval of any governmental authority under any Federal or state law before such shares may be validly issued or delivered upon conversion, then the Company covenants that it will in good faith and as expeditiously as possible use its best efforts to secure such registration or approval, as the case may be; provided, however, that nothing in this Section 12.9 shall be deemed to limit in any way the obligations of the Company provided in this Article XII.

         Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the Common Stock, the Company will take all corporate action which may, in the Opinion of Counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Conversion Price.

         The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and non-assessable by the Company and free of preemptive rights.

         SECTION 12.10.  Disclaimer of Responsibility for Certain Matters.

         Neither the Trustee nor any agent of the Trustee shall at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Price, or with respect to the Officers' Certificate referred to in Section 12.5 hereof, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any agent of the Trustee shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property (including cash), which may at any time be issued or delivered upon the conversion of any Security; and neither the Trustee nor any conversion agent makes any representation with respect thereto. Neither the Trustee nor any agent of the Trustee shall be responsible for any failure of the Company to issue, register the transfer of or deliver any shares of Common Stock or stock certificates or other securities or property (including cash) upon the surrender of any Security for the purpose of conversion or, subject to
Article VII hereof, to comply with any of the covenants of the Company contained in this Article XII.

         SECTION 12.11. Return of Funds Deposited for Redemption of Converted Securities.

         Any funds which at any time shall have been deposited by the Company or on its behalf with the Trustee or any other Paying Agent for the purpose of paying the principal of and interest on any of the Securities and which shall not be required for such purposes because of the conversion of such Securities, as provided in this Article XII, shall after such conversion be repaid to the Company by the Trustee or such other Paying Agent.

                                  ARTICLE XIII
                                 MISCELLANEOUS

         SECTION 13.1.  TIA Controls.

         If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

         SECTION 13.2.  Notices.

         Any notices or other communications to the Company or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         if to the Company:

         Parker Drilling Company
         8 East Third Street
         Tulsa, Oklahoma 74013
         Attention:  Chief Financial Officer
         Telecopy:   (918) 631-1253

         if to the Trustee:

                 For payment, registration of transfer, exchange, conversion and tender of Notes:

                 By hand:
                 -------
                 Texas Commerce Bank National Association
                 One Main Place
                 1201 Main Street, 18th Floor
                 Dallas, Texas  75202
                 Telephone:  (214) 871-9393 or (800) 275-2048
                 Attention:  Registered Bond Events

                 By mail:
                 -------
                 Texas Commerce Bank National Association
                 P. O. Box 2320
                 Dallas, Texas  75221-2320
                 Attention:  Registered Bond Events

                 For all other communications relating to the Notes:

                 Texas Commerce Bank National Association
                 600 Travis Street, 8th Floor
                 Houston, Texas  77002
                 Telephone: (713) 216-4648
                 Telecopy No.: (713) 216-7757
                 Attention: Global Trust Services

         Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

         Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

         Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

         SECTION 13.3.  Communications by Holders with Other Holders.

         Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312 (c).

         SECTION 13.4.    Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                 (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                 (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

         SECTION 13.5.  Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                 (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                 (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                 (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                 (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

         SECTION 13.6.  Rules by Trustee, Paying Agent, Registrar.

         The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

         SECTION 13.7.  Legal Holidays.

         A "Legal Holiday" is a Saturday, a Sunday or a day on which banking institutions in Houston, Texas or New York, New York are authorized or obligated by law or executive order to close. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

         SECTION 13.8.  Governing Law.

         THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK.

THE COMPANY HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE AND THE SECURITIES, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. THE COMPANY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE TRUSTEE OR ANY SECURITYHOLDER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

         SECTION 13.9.  No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

         SECTION 13.10.  No Recourse Against Others.

         No direct or indirect partner, employee, stockholder, director or officer, as such, past, present or future of the Company or any successor corporation or any Subsidiary or any of the Company's other Affiliates, shall have any personal liability in respect of the obligations of the Company under the Securities or this Indenture by reason of his, her or its status as such partner, stockholder, employee, director or officer. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

         SECTION 13.11.  Successors.

         All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

         SECTION 13.12.  Duplicate Originals.

         All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

         SECTION 13.13.  Severability.

         In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         SECTION 13.14.  Table of Contents, Headings, Etc.

         The Table of Contents, Cross Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

         SECTION 13.15.  Qualification of Indenture.

         The Company shall qualify this Indenture under the TIA and shall pay all reasonable costs and expenses (including reasonable attorneys' fees for the Company and the Trustee) incurred in connection therewith, including, but not limited to, reasonable costs and expenses of qualification of the Indenture and the Securities and printing this Indenture and the Securities. The Trustee shall be entitled to receive from the Company any such Officers' Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the TIA.

                                   SIGNATURES

         IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                              PARKER DRILLING COMPANY,
                                              a Delaware corporation



                                              By:
                                                  ----------------------------
                                              Name:
                                                    --------------------------
                                              Title:
                                                     -------------------------



                                              TEXAS COMMERCE BANK NATIONAL
                                               ASSOCIATION,
                                              a national banking association,
                                              as Trustee


                                              By:
                                                  ----------------------------
                                              Name:
                                                    --------------------------
                                              Title:
                                                     -------------------------

                                                                       Exhibit A




                               [FORM OF SECURITY]

                            PARKER DRILLING COMPANY

                      ____% CONVERTIBLE SUBORDINATED NOTE
                                    DUE 2004

No.                                                   CUSIP No. ________________

                                                                $ ______________

                 Parker Drilling Company, a Delaware corporation (hereinafter called the "Company") which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to pay to ___________ or registered assigns, the principal sum of ____________ Dollars, on ___________________, 2004.

                 Interest Payment Dates:  _________________ and _____________;
commencing __________________, 1998.

                 Record Dates:  __________________ and ______________________.

                 Reference is made to the further provisions of this Security set forth below, which will, for all purposes, have the same effect as if set forth at this place.

                 IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal.

                                         PARKER DRILLING COMPANY,
                                         a Delaware corporation



                                         By:
                                             ----------------------------------
                                         Name:
                                               --------------------------------
                                         Title:
                                                -------------------------------



Attest: ___________________________________
                 Secretary

               [FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION)

         This is one of the Securities described in the within-mentioned Indenture.

                                         TEXAS COMMERCE BANK
                                         NATIONAL ASSOCIATION,
                                         a national banking association,
                                         as Trustee


                                         By:
                                             ----------------------------------
                                                  Authorized Signatory

                            PARKER DRILLING COMPANY

                       ___% CONVERTIBLE SUBORDINATED NOTE
                                    DUE 2004

                 Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.(1)

1.       Interest.

                 Parker Drilling Company, a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the principal amount of this Security at the rate of ___% per annum. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a rate of ___% per annum compounded semi-annually.

                 The Company will pay interest semi-annually on ________________ _____________________ and _____________________ of each year (each, an
"Interest Payment Date"), commencing _________________________, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from _________________________, 1997. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2.       Method of Payment.

                 The Company shall pay interest on the Securities (except Defaulted Interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date. Holders must surrender Securities to a


____________________

(1) This paragraph should only be added if the Security is issued in global form.

Paying Agent to collect principal payments. Any such interest not so punctually paid, and Defaulted Interest relating thereto, may be paid to the persons who are registered Holders at the close of business on a Special Record Date for the payment of such Defaulted Interest, as more fully provided in the Indenture referred to below. The Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("U.S. Legal Tender"). The Securities will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose in the Borough of Manhattan, the City and State of New York, or at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the registry of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and premium, if any, and interest on Global Securities.

3.       Paying Agent and Registrar.

                 Initially, Texas Commerce Bank National Association (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4.       Indenture.

                 The Company issued the Securities under an Indenture, dated as of _______________________, 1997 (the "Indenture"), between the Company and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are general unsecured obligations of the Company limited in aggregate principal amount to $125,000,000 ($143,750,000 if the Underwriters' over-allotment option is exercised in full).

5.       Redemption.

                 The Securities will not be subject to redemption prior to ________________________, 2000. On or after ______________________, 2000, upon not less than 30 nor more than 60 days notice to each Holder of Notes, the Securities will be redeemable for cash at the option of the Company, in whole or in part, at the Redemption Price (expressed as a percentage of principal amount) set forth below with respect to the indicated Redemption Date, in each case (subject to the right of Holders, as provided in Section 3.5 of the Indenture, to receive interest on an Interest Payment Date that is on or prior to such Redemption Date) together with any accrued but unpaid interest to the Redemption Date.

         If redeemed during
         the 12-month period
         beginning                                                                                       Redemption Price
         --------------------------                                                                      ----------------
         2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         2001 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         2002 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
         2003 and thereafter  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .

         Any such redemption will comply with Article III of the Indenture.

6.       Notice of Redemption.

                 Notice of redemption will be sent by first class mail, at least 30 days and not more than 60 days prior to the Redemption Date to the Holder of each Security to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar. Securities may be redeemed in part in multiples of $1,000 only.

                 Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent on such Redemption Date and payment of the Securities called for redemption is not prohibited under Article XI of the Indenture, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price, plus any accrued and unpaid interest to the Redemption Date.

7.       Denominations; Transfer; Exchange.

         The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption.

8.       Persons Deemed Owners.

                 The registered Holder of a Security may be treated as the owner of it for all purposes.

9.       Unclaimed Money.

                 If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease and the Holder of such Security shall thereafter look only to the Company for payment of such money.

10.      Amendment; Supplement; Waiver.

                 Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented, and any existing Default or Event of Default or compliance with any provision may be waived, with the written consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security.

11.      Conversion Rights.

                 Subject to the provisions of the Indenture, the Holders have the right to convert the principal amount of the Securities into fully paid and nonassessable shares of Common Stock of the Company at the initial Conversion Price per share of Common Stock of $______ (or $______ in principal amount of Securities for each such share of Common Stock), or at the adjusted Conversion Price then in effect, if adjustment has been made as provided in the Indenture, upon surrender of the Security to the Company, together with a fully executed notice in substantially the form attached hereto and, if required by the Indenture, an amount equal to accrued interest payable on such Security.

12.      Subordination.

                 Payment of principal of and premium, if any, and interest on the Securities is subordinated, in the manner and to the extent set forth in the Indenture, to the prior payment in full of all Senior Indebtedness.

13.      Repurchase at Option of Holder Upon a Change of Control.

                 If there is a Change of Control, the Company shall be required to offer to purchase on the Repurchase Date all outstanding Securities at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to the Repurchase Date. Holders of Securities will receive a Repurchase Offer from the Company prior to any related Repurchase Date and may elect to have such Securities purchased by completing the form entitled "Option of Holder to Elect Purchase" appearing below.

14.      Successors.

                 When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations (except with respect to any obligations that arise from or as a result of such transaction).

15.      Defaults and Remedies.

                 If an Event of Default occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization), then in every such case, unless the principal of all of the securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest), if it determines that withholding notice is in their interest.

16.      Trustee Dealings with Company.

                 The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates or any subsidiary of the Company's Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee.

17.      No Recourse Against Others.

                 No director or indirect partner, employee, stockholder or officer, as such, past, present or future, of the Company or any successor corporation or any Subsidiary or any of the Company's Affiliates shall have any personal liability in respect of the obligations of the Company under the Securities or the Indenture by reason of his, her or its status as such partner, stockholder, director, officer or employee. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

18.      Authentication.

                 This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

19.      Abbreviations and Defined Terms.

                 Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.      CUSIP Numbers.

                 Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

                       OPTION OF HOLDER TO ELECT PURCHASE

                 If you want to elect to have this Security purchased by the Company pursuant to Article X of the Indenture, check the box: [ ]

                 If you want to elect to have only part of this Security purchased by the Company pursuant to Article X of the Indenture, state the amount you want to be purchased: $
                                   ---------------


Date:                               Signature:
     ----------------------------              --------------------------------
                                                  (Sign exactly as your
                                                  name appears on the other
                                                  side of this Security)

                SCHEDULE OF EXCHANGES OF DEFINITIVE SECURITIES2/

                 The following exchanges of a part of this Global Security for Definitive Securities have been made:

                                                                              Principal Amount of      Signature of
                           Amount of decrease in    Amount of increase in     this Global Security     authorized officer of
                           Principal Amount of      Principal Amount of       following such           Trustee or Securities
 Date of                   this Global Security     this Global Security      decrease (or increase)   Custodian
 Exchange
=============================================================================================================================





____________________

(2) This schedule should only be added if the Security is issued in global form.

                              [FORM OF] ASSIGNMENT


                 I or we assign this Security to

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
(Print or type name, address and zip code of assignee.)


________________________________________________________________________________
(Please insert Social Security or other identifying number of assignee.)

and irrevocably appoint __________ agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.


Date: ____________________________         Signed: _____________________________

________________________________________________________________________________
                       (Sign exactly as name appears on
                       the other side of this Security)



Signature Guarantee. *



_________________
*Participant in a recognized Signature Guarantee Medallion Program (or other signature acceptable to the Trustee).

                           FORM OF CONVERSION NOTICE

                          To:  Parker Drilling Company
                 _____% Convertible Subordinated Notes due 2004

                 The undersigned owner of this Security hereby:
(i) irrevocably exercises the option to convert this Security, or the portion hereof below designated, for shares of Common Stock of Parker Drilling Company in accordance with the terms of the Indenture referred to in this Security and
(ii) directs that such shares of Common Stock deliverable upon the conversion, together with any check in payment for fractional shares and any Security(ies) representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. If shares are to be delivered registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated ____________________


                                        ________________________________________
                                                  Signature

                 Fill in for registration of shares if to be delivered, and of Securities if to be issued, otherwise than to and in the name of the registered holder.


                                        ________________________________________
                                                  Social Security or other
                                                  Taxpayer Identifying Number

___________________________________________
                 (Name)

___________________________________________
                 (Street Address)

___________________________________________
         (City, State and Zip Code)
    (Please print name and address)

                                        Principal amount to be converted: (if
                                        less than all)



                                        $_______________________________________
Signature Guarantee. *


_________________
*Participant in a recognized Signature Guarantee Medallion Program (or other signature acceptable to the Trustee).